FOR IMMEDIATE RELEASE	Monday, August 10, 2020

TEGNA Inc. Reports 2020 Second Quarter Results

Eight percent revenue growth during unprecedented market conditions

Full year political advertising revenue now expected to be at least $370 million

Full year subscription revenue still expected to be up mid-twenties percent

Tysons, VA - TEGNA Inc. (NYSE: TGNA) today announced financial results for the second quarter ended June 30, 2020.1

SECOND QUARTER HIGHLIGHTS:

•
Total company revenue was $578 million in the quarter, up eight percent year-over-year. The increase was driven by acquisitions, continued growth in subscription revenue, and political revenue, partially offset by advertising declines as a result of COVID-19.

•	Excluding political advertising, second quarter revenue grew five percent year-over-year.

•	Second quarter subscription revenue of $323 million was up 37 percent due to rate increases and acquisitions, reflecting the 50 percent of subscribers repriced in the fourth quarter of 2019.

•
Due to COVID-19, advertising and marketing services revenue was down 21 percent year-over-year, but increased steadily throughout the quarter; the rate of decline improved by more than 20 percentage points from April to June.

•	Despite a highly challenging environment, TEGNA achieved net income of $20 million in the second quarter on a GAAP basis, or $27 million on a non-GAAP basis.

•	GAAP earnings per diluted share were $0.09 in the second quarter and non-GAAP earnings per diluted share were $0.12.

•	Total company Adjusted EBITDA for the second quarter was $124 million.

•	Free cash flow for the second quarter was $96 million. The Company ended the quarter with total debt of $4.1 billion and net leverage of 4.76x.[2]

FINANCIAL AND LIQUIDITY UPDATES:

•	TEGNA ended the second quarter with $173 million in cash and expects to remain cash flow positive for each quarter for the remainder of the year.

•	TEGNA finished the quarter with more than $650 million in undrawn capacity under the revolving credit facility.

•	TEGNA paid down $25 million on a term loan maturing in June and now has near-term remaining maturities of $75 million in 2020 and $350 million in the second half of 2021.

•
On June 11, 2020 TEGNA amended the leverage covenant in its credit agreement to extend the step-down of the maximum permitted total leverage ratio from 5.50x to 5.25x until March 31, 2022, with additional step downs continuing thereafter as scheduled; the revised terms provide additional financial flexibility given current market conditions.

[1] Throughout, “acquisitions” includes (1) the Nexstar/Tribune Acquisitions, (2) the Dispatch Acquisitions and (3) multicast networks Justice Network and Quest.
[2] The leverage ratio used for our single financial covenant in our revolving credit agreement was 4.73x as of the end of the quarter. The primary difference between the two leverage ratios is the definition of Adjusted EBITDA in the revolving credit agreement version requires additional adjustments to add back non-cash compensation and contractual synergy benefits during periods in the trailing eight quarters that preceded the acquisition.

CEO COMMENT

“Our second quarter performance reflects our ability to execute on TEGNA’s five-pillar strategy in any economic environment. The actions we have taken leading up to and during the COVID-19 pandemic have positioned TEGNA for continued shareholder value creation, while we also remain focused on all our stakeholders, who rely on us now more than ever. We have continued to serve the greater good by providing critical information to viewers during these challenging times, through our “Facts Not Fear” editorial philosophy,” said Dave Lougee, president and chief executive officer.

“For our shareholders, our second quarter performance is proof that our strategy to build a more diversified, durable business is working. TEGNA remains uniquely positioned for continued subscription revenue growth due to successful negotiations at the end of 2019, receiving top of market Big Four affiliate rates across half of our subscribers with approximately another 35 percent of subscribers up at the end of 2020. We still expect our full year subscription revenue to be up mid-twenties percent. Additionally, we did not see an acceleration in subscription declines from April to May, better than we anticipated at the onset of the pandemic.

“We are also positioned to benefit from anticipated record political advertising spending this year, as races are turning more competitive within the TEGNA footprint, which includes our expanded reach in key battleground states as a result of recently closed acquisitions. Our strong portfolio of Big Four affiliates with strong local news remains the preferred medium to reach targeted constituents, and our stations play a critical role in political marketing strategies. We now expect political revenues to contribute at least $370 million for the full year, an increase from our prior estimate.

“The significant declines in advertising and marketing revenues that began in late March improved by more than 20 percentage points through June, and our sales and marketing teams have innovated with advertisers to adapt to this dynamic environment. Although we can't be certain when the broader advertising industry will fully recover from the challenges presented by the COVID-19 pandemic, our long-term value proposition to advertisers remains intact. That includes the relevance and demand for our local platforms which has only grown stronger.

“In the quarter, we continued to act in accordance with our prudent expense management strategy, taking action at the beginning of the pandemic to manage discretionary costs. The result was a nearly $40 million expense reduction from our original plan. The innovation required to operate in this environment has provided us new learnings that will turn into permanent efficiencies. These actions will be combined with the continuous streamlining of our business processes and companywide cost saving initiatives that have been in place well before the recent downturn. Together, these will benefit our cash flows, and long-term health of the business, over time.

“Overall television viewing has expanded across demographics for both daytime and late news time slots. Digital viewership saw an even greater rise in consumption, setting records in 2020 across key digital metrics such as visitors, video plays, and monthly active users. TEGNA reached a record 87 million visitors across owned platforms in March, and is averaging 75 million monthly visitors in 2020, with June the second highest month ever.

“While I am proud of our financial performance, since the onset of COVID-19, our number one priority has been the physical health and safety and emotional and economic wellbeing of our colleagues. Our entire team has shown extraordinary resilience during a time of unprecedented change and national uncertainty. This has allowed us to serve our other key stakeholders - the communities we serve.

“In the wake of the global pandemic, our audiences on all platforms have been appreciative of our “Facts Not Fear” philosophy of editorial coverage, using our VERIFY franchise and great reporting to make facts and context the antidote to the anxiety produced by some national news and social media outlets. On May 25th, in the hometown of our KARE-11 station in Minneapolis, the world changed again, and forever, with the murder of George Floyd. No local journalism company has been more at the local epicenter of this story, shedding light on the nuances between peaceful protests and the small number of non-peaceful incidents across our stations, that include markets with the largest degree of public engagement, including Washington D.C., Seattle, Portland, Oregon, Louisville and Atlanta, and of course Minneapolis.

“At TEGNA, we are committed to taking this seminal moment in American history and doing our part to bring change, beginning with a new process of assessing and holding ourselves accountable for our own recruitment, hiring, development and promotion practices. And we will, in turn, create new accountability for how our powerful local media platforms reflect our communities in our editorial practices and our news products. One example is a recent initiative discussed by our Board of Directors, whereby we are defining specific areas of oversight for each committee around the way that TEGNA approaches diversity across a number of different dimensions.

“Looking forward, we are confident in TEGNA’s ability to perform, even if our economy experiences a slow recovery. During these unprecedented times, we will continue to provide purpose-driven, impactful local journalism to viewers and increase engagement with the communities we serve across all of our platforms.”

OVERVIEW OF SECOND QUARTER RESULTS

Total company revenue increased eight percent in the quarter, driven by acquisitions, continued growth in subscription revenue, and political revenue partially offset by advertising declines as a result of COVID-19.

Subscription revenue grew 37 percent year-over-year due to rate increases and acquisitions, partially offset by subscriber declines.

Advertising and marketing services revenue decreased 21 percent in the quarter compared to last year, due to reduced demand in the quarter from the impacts from the COVID-19 pandemic. These underlying revenues sequentially improved throughout the quarter since the most significant impact felt at the onset of the pandemic in late March.

GAAP operating expenses were $503 million, up 28 percent, and non-GAAP operating expenses were $487 million, up 24 percent year-over-year. Expenses less programming costs increased 13 percent. The expense increase was predominantly driven by acquisitions and higher programming expenses related to growth in subscription revenues, partially offset by lower cost of sales as a result of lower revenue, as well as reductions in discretionary spending. Companywide cost saving efforts made in the second quarter included payroll savings through a hiring freeze, temporary one-week employee furloughs, pay reductions, suspension of travel and entertainment (T&E) costs, and reduced discretionary operational expenses.

GAAP operating income totaled $75 million, and non-GAAP operating income totaled $90 million in the second quarter. Adjusted EBITDA (a non-GAAP measure detailed in Table 3) totaled $124 million in the quarter and Adjusted EBITDA margin equaled 21.5 percent. Adjusted EBITDA excluding corporate expenses was $137 million, which resulted in a margin of 23.8 percent.

The second quarter included a few special items, the full details of which can be found in Table 2. The net effect of these items was to increase GAAP net income by $7 million and GAAP diluted net income per share by $0.03.

Interest expense in the quarter increased to $52 million compared to $46 million in the second quarter of

2019, due to higher average debt balances as a result of acquisition activity partially offset by a lower average interest rate due to the refinancings undertaken in 2019 and 2020. Total cash at the end of the quarter was $173 million and unused capacity under TEGNA’s revolving credit facility was more than $650 million.

UPDATE ON KEY RECENT STRATEGIC, CONTENT AND PROGRAMMING INITATIVES

•
Premion Capitalizes on Over-the-Top (OTT) Ad Growth -- While Premion is affected by the pandemic like all advertising businesses, it is benefiting from the growth of viewing on streaming services and outperformed traditional TV advertising in the quarter. The rollout of our previously announced partnership with Gray is progressing on schedule.

•
TEGNA Digital Platforms Achieve Record Audience -- In each of April, May and June, TEGNA hit 75+ million unduplicated, multi-platform digital visitors according to Comscore and has been ranked in the Top 50 Digital U.S. Properties for five consecutive months, ranking higher than digital sites such as Reddit, Buzzfeed, and LinkedIn.

•
TEGNA Debuts New Audience Engagement Tools -- In the quarter, TEGNA launched “Near Me,” a mobile app feature that allows audience members to share photos and videos and see station-produced and user-generated content down to the neighborhood and street level.

•
Expanded Fact-Based Reporting Initiative VERIFY -- From the start of the COVID-19 pandemic and continuing through the nationwide protests for racial and civil justice, TEGNA stations have seen a much greater demand for VERIFY content, and have responded to help audiences distinguish between real and false information. In August, VERIFY launched on Snapchat’s Discovery platform, which reaches 88 million daily active users in North America and serves younger audiences.

•
VAULT Studios Launches Latest Major Podcast Project -- On May 6, VAULT Studios announced the premiere of SELENA: A STAR DIES IN TEXAS, a six-part podcast series developed in partnership with TEGNA’s Texas stations as a part of our growing true crime initiative.[3]

•
Justice Network Relaunches as True Crime Network -- On July 27, TEGNA's Justice Network, its leading multicast television network, relaunched as True Crime Network, including a free, ad supported OTT streaming service and apps for Apple TV, Amazon Fire TV, and Apple iOS and Android.[4]

•
Expansion of Attribution Partnership with Alphonso -- On July 8, TEGNA entered into a renewed and expanded partnership with TV data and measurement company Alphonso to include all of Premion, linear and OTT and advertising platforms. The multi-year agreement will continue to provide TEGNA with metrics to help our advertising partners make more informed, data-driven decisions.

•
TEGNA Recognized for Excellence in Broadcast Journalism -- TEGNA won 88 Regional Edward R. Murrow Awards across 29 stations, more than any other local broadcast television group, for excellence in areas including innovation, multimedia, and social media. Additionally, WUSA9, TEGNA’s CBS affiliate in Washington, D.C., won five Gracie Awards from the Alliance for Women in Media Foundation for exemplary programming created by, for, and about women in media and entertainment.[5,6]

[3] https://www.tegna.com/vault-studios-announces-premiere-of-selena-a-star-dies-in-texas/
[4] https://www.tegna.com/tegnas-justice-network-to-relaunch-as-true-crime-network-creating-the-first-24-7-true-crime-broadcast-network/
[5] https://www.tegna.com/tegna-wins-88-regional-edward-r-murrow-awards-more-than-any-other-local-broadcast-television-group/
[6] http://investors.tegna.com/news-releases/news-release-details/tegnas-wusa9-wins-five-alliance-women-media-foundation-gracie

CAPITAL ALLOCATION

TEGNA’s solid balance sheet and the deliberate financing decisions made leading up to and during the recent market instability are the result of a disciplined and flexible capital allocation program. The agreement with lenders to amend TEGNA’s credit agreement to extend the first step-down of the debt coverage covenant by 15 months, before reverting to the normal schedule, provides the Company with additional flexibility in an uncertain market environment. In addition to a continued focus on debt pay-down and the additional flexibility created with the covenant amendment, TEGNA has also continued to return capital to shareholders, including through its regular quarterly dividend payment, the last of which was announced on July 22, 2020. TEGNA continues to evaluate the most appropriate use of capital given the current market environment, with a focus on debt reduction.

FORWARD-LOOKING STATEMENTS
Certain statements in this communication may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results or company actions to differ materially from what is expressed or implied by these statements, including risks relating to the coronavirus (COVID-19) pandemic and its effect on our revenues, particularly our non-political advertising revenues. Potential regulatory actions, changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto and TEGNA’s ability to execute on its standalone plan can also cause actual results to differ materially. Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). We disclaim any obligation to update these forward-looking statements other than as required by law.

_________________________

CONFERENCE CALL
TEGNA Inc. (NYSE: TGNA) will host a conference call to discuss its second quarter 2020 earnings results on Monday, August 10, 2020 at 10:00 a.m. (ET). TEGNA’s earnings announcement will be released to news outlets and wire services before the market opens on August 10. Materials related to the call will be available at that time through the Investor Relations section of TEGNA’s website, investors.TEGNA.com.The conference call, which will also be webcast through the company’s website, is open to investors, the financial community, the media and other members of the public. To join the call toll-free, dial 800-353-6461 at least 10 minutes prior to the scheduled 10:00 a.m. (ET) start time. International callers should dial 334-323-0501. The confirmation code for the conference call is 8033615. To listen to the call via live webcast, please visit investors.TEGNA.com and allow at least 10 minutes to access TEGNA’s home page and complete the links before the webcast begins. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com from Monday, August 10 at 2:00 p.m. (ET) to Monday, August 24 at 2:00 p.m. (ET). To access the replay, dial 888-203-1112 or 719-457-0820. The confirmation code for the replay is 8033615. A transcript of the conference call will also be made available on the company’s website.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 63 television stations in 51 markets, TEGNA is the largest owner of top 4 affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks True Crime Network and Quest. TEGNA Marketing Solutions (TMS) offers innovative solutions to help businesses reach consumers across television, email, social and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

* * * *

For media inquiries, contact:	For investor inquiries, contact:
Anne Bentley	Doug Kuckelman
Vice President, Corporate Communications	Head of Investor Relations
703-873-6366	703-873-6764
abentley@TEGNA.com	dkuckelman@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended June 30,
	2020	2019	% Increase (Decrease)

Revenues	$577,627	$536,932	7.6

Operating expenses:
Cost of revenues	355,367	285,293	24.6
Business units - Selling, general and administrative expenses	85,008	73,941	15.0
Corporate - General and administrative expenses	28,312	15,836	78.8
Depreciation	16,711	14,533	15.0
Amortization of intangible assets	17,248	8,823	95.5
Spectrum repacking reimbursements and other, net	(116)	(4,306)	(97.3)
Total	502,530	394,120	27.5
Operating income	75,097	142,812	(47.4)

Non-operating income (expense):
Equity income (loss) in unconsolidated investments, net	1,921	(615)	***
Interest expense	(51,877)	(46,327)	12.0
Other non-operating items, net	1,039	8,964	(88.4)
Total	(48,917)	(37,978)	28.8

Income before income taxes	26,180	104,834	(75.0)
Provision for income taxes	6,607	24,879	(73.4)
Net income	19,573	79,955	(75.5)
Net loss attributable to redeemable noncontrolling interest	374	—	***
Net income attributable to TEGNA Inc.	$19,947	$79,955	(75.1)

Earnings per share:
Basic	$0.09	$0.37	(75.7)
Diluted	$0.09	$0.37	(75.7)

Weighted average number of common shares outstanding:
Basic shares	219,128	217,089	0.9
Diluted shares	219,426	217,905	0.7

*** Not meaningful

CONSOLIDATED STATEMENTS OF INCOME TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)
	Six months ended June 30,
	2020	2019	% Increase (Decrease)

Revenues	$1,261,816	$1,053,685	19.8

Operating expenses:
Cost of revenues	724,735	566,604	27.9
Business units - Selling, general and administrative expenses	177,976	145,406	22.4
Corporate - General and administrative expenses	50,026	30,571	63.6
Depreciation	33,611	29,450	14.1
Amortization of intangible assets	33,464	17,512	91.1
Spectrum repacking reimbursements and other, net	(7,631)	(11,319)	(32.6)
Total	1,012,181	778,224	30.1
Operating income	249,635	275,461	(9.4)

Non-operating income (expense):
Equity income in unconsolidated investments, net	10,936	11,413	(4.2)
Interest expense	(108,837)	(92,712)	17.4
Other non-operating items, net	(18,231)	7,425	***
Total	(116,132)	(73,874)	57.2

Income before income taxes	133,503	201,587	(33.8)
Provision for income taxes	27,732	47,653	(41.8)
Net income	$105,771	$153,934	(31.3)
Net loss attributable to redeemable noncontrolling interest	484	—	***
Net income attributable to TEGNA Inc.	$106,255	$153,934	(31.0)

Earnings from continuing operations per share:
Basic	$0.48	$0.71	(32.4)
Diluted	$0.48	$0.71	(32.4)

Weighted average number of common shares outstanding:
Basic shares	218,703	216,900	0.8
Diluted shares	219,144	217,555	0.7

*** Not meaningful

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use the non-GAAP financial measures for purposes of evaluating company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of spectrum repacking reimbursements and other, gains related to businesses we account for under the equity method, acquisition-related costs, advisory fees related to activism defense, M&A due diligence costs, severance costs, intangible asset impairment charges, certain non-operating expenses related to the early extinguishment of debt and a TEGNA foundation donation. In addition, we have excluded certain income tax special items associated with deferred tax benefits related to a partial capital loss valuation allowance release.

The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses and gains in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net loss attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) equity income (loss) in unconsolidated investments, net, (5) other non-operating items, net, (6) severance expense, (7) M&A due diligence costs, (8) acquisition-related costs, (9) advisory fees related to activism defense, (10) spectrum repacking reimbursements and other, net, (11) depreciation and (12) amortization. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property/equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses free cash flow, a non-GAAP financial performance measure that the Board of Directors uses to review the performance of the business. The most directly comparable GAAP financial measure to free cash flow is Net income attributable to TEGNA. Free cash flow is calculated as non-GAAP Adjusted EBITDA (as defined above), further adjusted by adding back (1) stock-based compensation, (2) non-cash 401(k) company match, (3) syndicated programming amortization, (4) pension reimbursements, (5) dividends received from equity method investments and (6) reimbursements from spectrum repacking. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's Consolidated Statements of Income follow:

		Special Items
Quarter ended June 30, 2020	GAAP measure	Advisory fees related to activism defense	Spectrum repacking reimbursements and other	Gain on equity method investment	Non-GAAP measure

Corporate - General and administrative expenses	$28,312	$(15,448)	$—	$—	$12,864
Spectrum repacking reimbursements and other, net	(116)	—	116	—	—
Operating expenses	502,530	(15,448)	116	—	487,198
Operating income	75,097	15,448	(116)	—	90,429
Equity income (loss) in unconsolidated investments, net	1,921	—	—	(6,514)	(4,593)
Total non-operating expenses	(48,917)	—	—	(6,514)	(55,431)
Income before income taxes	26,180	15,448	(116)	(6,514)	34,998
Provision for income taxes	6,607	3,882	(27)	(1,637)	8,825
Net income attributable to TEGNA Inc.	19,947	11,566	(89)	(4,877)	26,547
Net income per share-diluted	$0.09	$0.05	$—	$(0.02)	$0.12

		Special Items
Quarter ended June 30, 2019	GAAP measure	Severance expense	Acquisition-related costs	Spectrum repacking reimbursements and other	Other non-operating item	Non-GAAP measure

Cost of revenues	$285,293	$(875)	$—	$—	$—	$284,418
Business units - Selling, general and administrative expenses	73,941	(376)	—	—	—	73,565
Corporate - General and administrative expenses	15,836	(201)	(5,208)	—	—	10,427
Spectrum repacking reimbursements and other, net	(4,306)	—	—	4,306	—	—
Operating expenses	394,120	(1,452)	(5,208)	4,306	—	391,766
Operating income	142,812	1,452	5,208	(4,306)	—	145,166
Equity (loss) in unconsolidated investments, net	(615)	—	—	—	—	(615)
Other non-operating items, net	8,964	—	—	—	(7,285)	1,679
Total non-operating expenses	(37,978)	—	—	—	(7,285)	(45,263)
Income before income taxes	104,834	1,452	5,208	(4,306)	(7,285)	99,903
Provision for income taxes	24,879	359	1,062	(1,089)	(1,824)	23,387
Net income attributable to TEGNA Inc.	79,955	1,093	4,146	(3,217)	(5,461)	76,516
Net income per share-diluted	$0.37	$0.01	$0.02	$(0.02)	$(0.03)	$0.35

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 2 (continued)

		Special Items
Six months ended June 30, 2020	GAAP measure	M&A due diligence costs	Advisory fees related to activism defense	Spectrum repacking reimbursements and other	Gains on equity method investment	Other non-operating items	Special tax benefits	Non-GAAP measure

Corporate - General and administrative expenses	$50,026	$(4,588)	$(23,087)	$—	$—	$—	$—	$22,351
Spectrum repacking reimbursements and other, net	(7,631)	—	—	7,631	—	—	—	—
Operating expenses	1,012,181	(4,588)	(23,087)	7,631	—	—	—	992,137
Operating income	249,635	4,588	23,087	(7,631)	—	—	—	269,679
Equity income (loss) in unconsolidated investments, net	10,936	—	—	—	(18,585)	—	—	(7,649)
Other non-operating items, net	(18,231)	—	—	—	—	21,744	—	3,513
Total non-operating expenses	(116,132)	—	—	—	(18,585)	21,744	—	(112,973)
Income before income taxes	133,503	4,588	23,087	(7,631)	(18,585)	21,744	—	156,706
Provision for income taxes	27,732	1,151	5,801	(2,017)	(4,670)	5,463	3,944	37,404
Net income attributable to TEGNA Inc.	106,255	3,437	17,286	(5,614)	(13,915)	16,281	(3,944)	119,786
Net income per share-diluted	$0.48	$0.02	$0.08	$(0.03)	$(0.06)	$0.07	$(0.02)	$0.54

		Special Items
Six months ended June 30, 2019	GAAP measure	Severance expense	Acquisition-related costs	Spectrum repacking reimbursements and other	Gain on equity method investment	Other non-operating items	Non-GAAP measure

Cost of revenues	$566,604	$(875)	$—	$—	$—	$—	$565,729
Business units - Selling, general and administrative expenses	145,406	(376)	—	—	—	—	145,030
Corporate - General and administrative expenses	30,571	(201)	(9,119)	—	—	—	21,251
Spectrum repacking reimbursements and other, net	(11,319)	—	—	11,319	—	—	—
Operating expenses	778,224	(1,452)	(9,119)	11,319	—	—	778,972
Operating income	275,461	1,452	9,119	(11,319)	—	—	274,713
Equity income (loss) in unconsolidated investments, net	11,413	—	—	—	(13,126)	—	(1,713)
Other non-operating items, net	7,425	—	—	—	—	(6,285)	1,140
Total non-operating expense	(73,874)	—	—	—	(13,126)	(6,285)	(93,285)
Income before income taxes	201,587	1,452	9,119	(11,319)	(13,126)	(6,285)	181,428
Provision for income taxes	47,653	359	2,042	(2,847)	(3,169)	(1,574)	42,464
Net income attributable to TEGNA Inc.	153,934	1,093	7,077	(8,472)	(9,957)	(4,711)	138,964
Net income per share-diluted	$0.71	$0.01	$0.03	$(0.04)	$(0.05)	$(0.02)	$0.64

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 3

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended June 30,
	2020	2019	2018
Net income attributable to TEGNA Inc. (GAAP basis)	$19,947	$79,955	$92,512
Less: Net loss attributable to redeemable noncontrolling interest	(374)	—	—
Plus: Provision for income taxes	6,607	24,879	27,755
Plus: Interest expense	51,877	46,327	49,104
(Less) Plus: Equity (income) loss in unconsolidated investments, net	(1,921)	615	(15,547)
Less: Other non-operating items, net	(1,039)	(8,964)	311
Operating income (GAAP basis)	75,097	142,812	154,135
Plus: Severance expense	—	1,452	—
Plus: Acquisition-related costs	—	5,208	—
Plus: Advisory fees related to activism defense	15,448	—	—
Less: Spectrum repacking reimbursements and other, net	(116)	(4,306)	(6,326)
Adjusted operating income (non-GAAP basis)	90,429	145,166	147,809
Plus: Depreciation	16,711	14,533	13,861
Plus: Amortization of intangible assets	17,248	8,823	7,962
Adjusted EBITDA (non-GAAP basis)	$124,388	$168,522	$169,632
Corporate - General and administrative expense (non-GAAP basis)	12,864	10,427	11,221
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$137,252	$178,949	$180,853

	Six months ended June 30,
	2020	2019	2018
Net income attributable to TEGNA Inc. (GAAP basis)	$106,255	$153,934	$147,699
Less: Net loss attributable to redeemable noncontrolling interest	(484)	—	—
Plus: Provision for income taxes	27,732	47,653	48,140
Plus: Interest expense	108,837	92,712	96,829
Less: Equity income in unconsolidated investments, net	(10,936)	(11,413)	(14,309)
Plus (Less): Other non-operating items, net	18,231	(7,425)	12,791
Operating income (GAAP basis)	249,635	275,461	291,150
Plus: Severance expense	—	1,452	—
Plus: M&A due diligence costs	4,588	—	—
Plus: Acquisition-related costs	—	9,119	—
Plus: Advisory fees related to activism defense	23,087	—	—
Less: Spectrum repacking reimbursements and other, net	(7,631)	(11,319)	(6,326)
Adjusted operating income (non-GAAP basis)	269,679	274,713	284,824
Plus: Depreciation	33,611	29,450	27,332
Plus: Amortization of intangible assets	33,464	17,512	14,744
Adjusted EBITDA (non-GAAP basis)	$336,754	$321,675	$326,900
Corporate - General and administrative expense (non-GAAP basis)	22,351	21,251	23,929
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$359,105	$342,926	$350,829

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 4
Below is a detail of our primary sources of revenue presented in accordance with GAAP on company’s Consolidated Statements of Income.  In addition, we show Adjusted EBITDA and Adjusted EBITDA margins (see non-GAAP reconciliations at Table No. 3).

	Quarter ended June 30,
	2020	2019	% Increase (Decrease)	2018	% Increase (Decrease)

Advertising and Marketing Services	$229,083	$289,569	(20.9)	$281,847	(18.7)
Subscription	323,475	236,162	37.0	209,363	54.5
Political	17,544	3,229	***	25,709	(31.8)
Other	7,525	7,972	(5.6)	7,161	5.1
Total revenues	$577,627	$536,932	7.6	$524,080	10.2

Adjusted EBITDA	$124,388	$168,522	(26.2)	$169,632	(26.7)
Adjusted EBITDA Margin	21.5%	31.4%		32.4%

	Six months ended June 30,
	2020	2019	% Increase (Decrease)	2018	% Increase (Decrease)

Advertising and Marketing Services	$524,236	$553,971	(5.4)	$564,786	(7.2)
Subscription	656,277	477,737	37.4	414,919	58.2
Political	64,931	5,933	***	33,315	94.9
Other	16,372	16,044	2.0	13,150	24.5
Total revenues	$1,261,816	$1,053,685	19.8	$1,026,170	23.0

Adjusted EBITDA	$336,754	$321,675	4.7	$326,900	3.0
Adjusted EBITDA Margin	26.7%	30.5%		31.9%

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5

Reconciliations of free cash flow to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended June 30,
	2020	2019	% Increase (Decrease)

Net income attributable to TEGNA Inc. (GAAP basis)	$19,947	$79,955	(75.1)
Plus: Provision for income taxes	6,607	24,879	(73.4)
Plus: Interest expense	51,877	46,327	12.0
Plus: Acquisition-related costs	—	5,208	***
Plus: Depreciation	16,711	14,533	15.0
Plus: Amortization	17,248	8,823	95.5
Plus: Stock-based compensation	8,325	5,008	66.2
Plus: Company stock 401(k) contribution	3,428	3,244	5.7
Plus: Syndicated programming amortization	17,796	13,531	31.5
Plus: Severance expense	—	1,452	***
Plus: Advisory fees related to activism defense	15,448	—	***
Plus: Cash dividend from equity investments for return on capital	3,358	—	***
Plus: Cash reimbursements from spectrum repacking	2,253	4,306	(47.7)
Less: Other non-operating items, net	(1,039)	(8,964)	(88.4)
Less: Net loss attributable to redeemable noncontrolling interest	(374)	—	***
Less: Income tax (payments) receipts, net of refunds	327	(56,182)	***
Less: Spectrum repacking reimbursements and other, net	(116)	(4,306)	(97.3)
Plus: Equity income in unconsolidated investments, net	(1,921)	615	***
Less: Syndicated programming payments	(17,966)	(10,434)	72.2
Less: Pension contributions	(941)	(5,005)	(81.2)
Less: Interest payments	(33,833)	(58,549)	(42.2)
Less: Purchases of property and equipment	(11,044)	(12,874)	(14.2)
Free cash flow (non-GAAP basis)	$96,091	$51,567	86.3

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5 (continued)

Reconciliations of free cash flow to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Six months ended June 30,
	2020	2019	% Increase (Decrease)

Net income attributable to TEGNA Inc. (GAAP basis)	$106,255	$153,934	(31.0)
Plus: Provision for income taxes	27,732	47,653	(41.8)
Plus: Interest expense	108,837	92,712	17.4
Plus: M&A due diligence costs	4,588	—	***
Plus: Acquisition-related costs	—	9,119	***
Plus: Depreciation	33,611	29,450	14.1
Plus: Amortization	33,464	17,512	91.1
Plus: Stock-based compensation	7,568	9,442	(19.8)
Plus: Company stock 401(k) contribution	8,566	3,244	***
Plus: Syndicated programming amortization	35,971	26,994	33.3
Plus: Severance expense	—	1,452	***
Plus: Advisory fees related to activism defense	23,087	—	***
Plus: Cash dividend from equity investments for return on capital	3,566	—	***
Plus: Cash reimbursements from spectrum repacking	9,768	8,439	15.7
Less: Other non-operating items, net	18,231	(7,425)	***
Less: Net loss attributable to redeemable noncontrolling interest	(484)	—	***
Less: Income tax (payments) receipts, net of refunds	(465)	(55,785)	(99.2)
Less: Spectrum repacking reimbursements and other, net	(7,631)	(11,319)	(32.6)
Less: Equity income in unconsolidated investments, net	(10,936)	(11,413)	(4.2)
Less: Syndicated programming payments	(35,831)	(23,722)	51.0
Less: Pension contributions	(3,250)	(5,947)	(45.4)
Less: Interest payments	(100,074)	(85,961)	16.4
Less: Purchases of property and equipment	(24,308)	(37,684)	(35.5)
Free cash flow (non-GAAP basis)	$238,265	$160,695	48.3

*** Not meaningful